Exhibit 99.1

For Immediate Release

OPENTV REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

SAN FRANCISCO, Calif., May 15, 2003—OpenTV (NASDAQ and Euronext Amsterdam: OPTV), one of the world’s leading interactive television companies, today announced its financial results for the quarter ended March 31, 2003.

For the quarter ended March 31, 2003, OpenTV’s revenue totaled $15.3 million compared to $18.9 million for the quarter ended March 31, 2002. OpenTV had a loss from operations for the quarter ended March 31, 2003 of $20.3 million, compared to a loss from operations of $28.2 million for the quarter ended March 31, 2002. The loss from operations for the quarter ended March 31, 2003 included a restructuring charge of $6.9 million associated with a reduction of the Company’s workforce by approximately 70 employees in France and the reduction of excess office space. The loss from operations for the quarter ended March 31, 2002 included a restructuring charge of $9.6 million associated with a reduction of the Company’s workforce by approximately 50 employees and the reduction of excess office space. OpenTV’s net loss for the quarter ended March 31, 2003 was $20.1 million, or $0.28 per share, compared to a net loss of $167.8 million, or $2.36 per share, for the quarter ended March 31, 2002. The net loss in 2002 included a charge of $129.9 million relating to the impairment of goodwill from the adoption of SFAS No. 142 on January 1, 2002.

As of March 31, 2003, OpenTV had cash, cash equivalents and marketable debt securities totaling $74.0 million compared to $87.7 million as of December 31, 2002. The primary uses of cash during the quarter were to fund operations, including the Company’s restructuring initiatives.

“In the first quarter of 2003, we completed the last significant step in the restructuring plans we first announced in October of last year. Over the past eight months, we have streamlined our operations and focused our personnel on tasks critical to our success in this environment,” said OpenTV Chief Executive Officer, James Ackerman. “We recently mailed a proxy to our stockholders announcing that the Company will hold its annual meeting on June 3, 2003, which will bring us into compliance with that aspect of our listing requirements with the Nasdaq. At the annual meeting our stockholders will be asked to vote on the acquisition of ACTV and other matters.”

About OpenTV

One of the world’s leading interactive television companies, OpenTV provides a comprehensive suite of technology, content, games, tools, applications, and professional services that enables cable and satellite network operators in over 60 countries to deliver and manage iTV services on all major digital TV platforms. OpenTV has Corporate Offices in San Francisco, California and Tulsa, Oklahoma, and regional offices in the United States, Europe and Asia/Pacific. For more information, please visit www.opentv.com.

© 2003 OpenTV, Inc. All rights reserved. OpenTV and the OpenTV logo are trademarks or registered trademarks of OpenTV, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

All OpenTV products and services may not be available in all geographic areas.

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Contacts:

Craig M. Waggy
Chief Financial Officer

Tel: 415-962-5000

OPENTV CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,574	$38,568
Short-term marketable debt securities	14,402	26,940
Accounts receivable, net of allowance for doubtful accounts of $1,456 and $1,966 at March 31, 2003 and December 31, 2002, respectively	13,692	10,672
Prepaid expenses and other current assets	3,862	4,304

Total current assets	74,530	80,484
Long-term marketable debt securities	17,033	22,199
Property and equipment, net	12,896	15,020
Goodwill, net	44,957	45,416
Intangible assets, net	24,614	28,354
Other assets	5,231	5,863

Total assets	$179,261	$197,336

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,187	$5,252
Accrued liabilities	25,036	22,845
Accrued restructuring	15,519	14,615
Due to Liberty Broadband	1,156	1,156
Current portion of deferred revenue	6,498	6,340

Total current liabilities	51,396	50,208
Deferred revenue, less current portion	5,281	4,886

Total liabilities	56,677	55,094

Minority interest	1,198	1,246

Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 41,780,852 and 41,587,033 shares issued and outstanding, including treasury shares, in 2003 and 2002, respectively	2,143,272	2,143,124
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,631,746 shares issued and outstanding	35,953	35,953
Additional paid-in capital	461,724	461,263
Treasury shares at cost, 54,247 and 50,629 shares in 2003 and 2002, respectively	(16)	(16)
Deferred share-based compensation	(162)	(221)
Accumulated other comprehensive income	281	494
Accumulated deficit	(2,519,666)	(2,499,601)

Total shareholders’ equity	121,386	140,996

Total liabilities, minority interest and shareholders’ equity	$179,261	$197,336

OPENTV CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Quarter Ended March 31,
	2003	2002
Revenues:
Royalties	$6,126	$8,309
Services, support and other	5,324	6,215
Channel fees	2,858	2,658
License fees	1,038	1,745

Total revenues (inclusive of $3,610 and $2,899 of related party revenues)	15,346	18,927
Operating expenses:
Cost of revenues(1)	11,547	10,054
Research and development(2)	5,419	9,714
Sales and marketing(3)	4,908	9,242
General and administrative(4)	4,437	4,650
Restructuring costs	6,927	9,620
Amortization of intangible assets	2,400	3,819

Total operating expenses	35,638	47,099

Loss from operations	(20,292)	(28,172)
Interest income	459	1,397
Other income (expense), net	(19)	17
Impairment of equity investments	—	(5,500)
Share of losses of equity investee	—	(5,549)
Minority interest	48	147

Loss before income taxes and cumulative effect of accounting change	(19,804)	(37,660)
Income tax expense	(261)	(319)

Loss before cumulative effect of accounting change	(20,065)	(37,979)
Cumulative effect of accounting change, net of tax	—	(129,852)

Net loss	$(20,065)	$(167,831)

Net loss per share, basic and diluted:
Before cumulative effect of accounting change	$(0.28)	$(0.53)
Cumulative effect of accounting change, net of tax	—	(1.83)

	$(0.28)	$(2.36)

Shares used in per share calculation, basic and diluted	72,275,480	71,253,916

(1)	Inclusive of $40 and $487 of share-based compensation for the quarter ended March 31, 2003 and 2002, respectively.
(2)	Inclusive of $25 and $142 of share-based compensation for the quarter ended March 31, 2003 and 2002, respectively.
(3)	Inclusive of $11 and $128 of share-based compensation for the quarter ended March 31, 2003 and 2002, respectively.
(4)	Inclusive of $18 and $408 of share-based compensation for the quarter ended March 31, 2003 and 2002, respectively.

OPENTV CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended March 31,
	2003	2002
Cash flows used in operating activities:
Net loss	$(20,065)	$(167,831)
Adjustments to reconcile net loss to net cash used in operating activities:
Cumulative effect of accounting change, net of tax	—	129,852
Depreciation and amortization of property and equipment	1,968	2,336
Amortization of intangible assets	3,807	5,091
Amortization of share-based compensation	94	1,165
Non-cash employee compensation	188	188
Provision for doubtful accounts	105	107
Non-cash restructuring costs	494	1,969
Impairment of equity investments	—	5,500
Share of losses of equity investee	—	5,549
Minority interest	(48)	(147)
Changes in operating assets and liabilities:
Accounts receivable	(3,125)	2,324
Due from MIH Limited entities	—	2,535
Prepaid expenses and other current assets	442	(821)
Accounts payable	(1,927)	(538)
Accrued liabilities	2,132	(1,655)
Accrued restructuring	904	5,662
Deferred revenue	553	611
Other assets	1,021	562

Net cash used in operating activities	(13,457)	(7,541)

Cash flows provided from investing activities:
Purchase of property and equipment	(396)	(3,340)
Proceeds from sale of marketable debt securities	25,335	40,276
Purchase of marketable debt securities	(7,800)	(27,628)
Private equity investments	—	(3,000)
Other	30	(78)

Net cash provided from investing activities	17,169	6,230

Cash flows provided from financing activities:
Proceeds from issuance of ordinary shares	—	294
Capital contribution from MIH Limited	419	—

Net cash provided from financing activities	419	294
Effect of exchange rate changes on cash and cash equivalents	(125)	288

Net increase (decrease) in cash and cash equivalents	4,006	(729)
Cash and cash equivalents, beginning of period	38,568	69,249

Cash and cash equivalents, end of period	$42,574	$68,520